 EXHIBIT 99.2

Upexi Reports Fiscal Second Quarter 2026 Financial Results

Digital Asset Revenue was $5.1 Million for the Quarter

Gross Profit Increased 126% YoY to $6.7 Million for the Quarter

Conference Call Scheduled for Today, February 10, 2026, at 5:30 p.m. Eastern Time

TAMPA, Fla., February 10, 2026— Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”),  a leading Solana-focused digital asset treasury company and consumer brands owner, today announced its financial results for the fiscal second quarter ended December 31, 2025.

“Our conviction in the long-term opportunity for Solana and our strategy remains stronger than ever despite the challenging market environment over the last several months - dynamics which we view as cyclical, not structural,” said Allan Marshall, Chief Executive Officer of Upexi. “During the quarter, we continued to drive our business forward by delivering $5.1 million of digital asset revenue, raising approximately $10 million from a private placement, and implementing a $50 million share repurchase program. We remain encouraged by the increased development, usage and adoption of Solana across the financial landscape and have continued to grow our Solana holdings on a per-share basis. We believe we are well-positioned with a scalable model designed to drive sustainable growth, cash flow, and value creation over time for our shareholders.”

Financial Highlights for the Quarter Ended December 31, 2025

●	Total revenue for the quarter was approximately $8.1 million, compared to $4.0 million for the same quarter ended December 31, 2024.

o	Revenue from operations from the consumer brands business totaled $2.9 million.

o	Digital asset revenue, which primarily consists of staking income, totaled $5.1 million.

●	Gross profit totaled $6.7 million, up 126% year-over-year, due mainly to the addition of the digital asset treasury business.

●

Net loss totaled $178.9 million, or $(2.94) per share, compared to a net loss of $1.3 million, or $(1.24) per share, for the quarter ended December 31, 2024. This net loss was largely driven by $164.5 million of unrealized losses on digital assets, reflecting non-cash quarter-end fair value adjustments, as well as $8.3 million of stock-based compensation expense.

●	Cash and cash equivalents were $1.6 million as of December 31, 2025.

●	As of February 9, 2026, the Company had 69,760,581 shares of common stock outstanding.

Operational and Other Highlights Subsequent to the Quarter

●	Announced forthcoming strategic shift to a high-return treasury strategy.

●	Previously-filed shelf registration statement on Form S-3 went effective.

●	Announced the pricing of a $36 million private placement convertible note in exchange for locked Solana.

●	Announced the pricing of a $7.4 million registered direct offering.

●	Current cash on hand stands at approximately $9.7 million.

The Company’s Quarterly Report on Form 10-Q for this period is available on the SEC’s website and on Upexi’s IR website.

Conference Call Information

Event:	Fiscal Second Quarter 2026 Earnings Call
Date:	Tuesday, February 10, 2026
Time:	5:30 p.m. ET
Live Call:	1-877-407-9716 (U.S. Toll-Free) or 1-201-493-6779 (International)
Webcast	https://ir.upexi.com/news-events/ir-calendar

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until February 24, 2026, and can be accessed by dialing 1-844-512-2921 (U.S. Toll Free) or 1-412-317-6671 (International) and entering replay pin number: 13758450.

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana - the cryptocurrency of the leading high-performance blockchain - Upexi utilizes three key value accrual mechanisms: intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Brian Rudick, Chief Strategy Officer

Email: brian.rudick@upexi.com

Phone: (203) 442-5391

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Upexi@KCSA.com

Media Relations Inquiries

Greg or Katie @STiR-communications.com

STiR-communications.com

2

UPEXI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,	June 30,
	2025	2025
	(Unaudited)
ASSETS
Current assets
Cash	$1,616,765	$2,975,150
Accounts receivable, net	594,552	157,515
Inventory, net	728,273	1,152,870
Due from VitaMedica transition	304,880	228,017
Prepaid expenses and other receivables	1,302,064	350,836
Current digital assets at fair value	164,703,917	49,913,655
Purchase price receivable - VitaMedica	2,000,000	2,000,000
Total current assets	171,250,451	56,778,043

Property and equipment, net	543,246	2,052,573
Intangible assets, net	874,733	163,113
Goodwill	673,854	848,854
Deferred tax asset	5,948,858	5,948,858
Digital assets at fair value, net of current	90,998,464	56,083,525
Other assets	218,710	192,123
Right-of-use asset, net	636,449	1,739,755
Total other assets	99,894,314	67,028,801

Total assets	$271,144,765	$123,806,844

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$665,840	$1,039,370
Accrued compensation	3,111,115	3,470,296
Deferred revenue	47,287	13,155
Accrued liabilities	1,964,281	356,064
Accrued interest	2,902,942	792,449
Acquisition payable	260,652	260,652
Current portion of promissory notes	560,000	560,000
Short-term treasury debt	62,695,723	20,000,000
Current portion of Cygnet subsidiary notes payable	5,380,910	5,380,910
Current portion of operating lease payable	263,672	691,010
Total current liabilities	77,852,422	32,563,906

Operating lease payable, net of current portion	460,134	1,145,440
Convertible notes payable	144,115,480	-

Total long-term liabilities	144,575,614	1,145,440

Stockholders' equity
Preferred stock, $0.00001 par value, 10,000,000 shares authorized, and 150,000 and 150,000 shares issued and outstanding, respectively	2	2
Common stock, $0.00001 par value, 1,000,000,000 shares authorized, and 63,212,588 and 38,270,571 shares issued, respectively	632	383
Treasury stock, 416,226 and 0, as of December 31, 2025, and June 30, 2025, respectively	(799,277)	-

Additional paid in capital	222,236,002	150,640,935
Accumulated deficit	(172,720,630)	(60,543,822)
Total stockholders' equity	48,716,729	90,097,498

Total liabilities and stockholders' equity	$271,144,765	$123,806,844

3

UPEXI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024

Revenue
Revenue	$2,908,527	$4,005,492	$6,064,655	$8,362,007
Digital asset revenue	5,143,513	-	11,227,130	-
Total revenue	8,052,040	4,005,492	17,291,785	8,362,007

Cost of revenue	1,340,881	1,031,386	2,297,626	2,457,833

Gross profit	6,711,159	2,974,106	14,994,159	5,904,174

Operating expenses
Sales and marketing	915,841	949,963	1,983,396	1,991,388
Distribution costs	924,201	1,276,422	1,811,797	2,732,147
General and administrative	5,522,786	1,548,590	14,779,994	2,916,280
Unrealized loss on digital assets	164,495,019	-	86,498,895	-
Realized loss on digital asset revenue conversion to USD	341,599	-	341,599	-
Stock-based compensation	8,300,673	32,578	14,057,071	173,876
Amortization of acquired intangible assets	19,190	19,190	38,380	38,380
Impairment on assets from manufacturing shut down	1,422,289	-	1,422,289	-
Depreciation	134,388	220,562	270,290	460,467
	182,075,986	4,047,305	121,203,711	8,312,538

Loss from operations	(175,364,827)	(1,073,199)	(106,209,552)	(2,408,364)

Other expense, net
Interest expense, net	(3,604,709)	(228,111)	(6,304,092)	(518,523)
Other income, net	44,606	-	336,836	-
Other expense, net	(3,560,103)	(228,111)	(5,967,256)	(518,523)

Loss on operations before income tax	(178,924,930)	(1,301,310)	(112,176,808)	(2,926,887)

Income tax benefit (expense)	-	-	-	-

Net loss	$(178,924,930)	$(1,301,310)	$(112,176,808)	$(2,926,887)

Basic loss per share:
Loss per share	$(2.94)	$(1.24)	$(1.93)	$(2.80)

Diluted loss per share:
Loss per share	$(2.94)	$(1.24)	$(1.93)	$(2.80)

Basic weighted average shares outstanding	60,829,603	1,045,429	58,085,114	1,045,429
Fully diluted weighted average shares outstanding	60,829,603	1,045,429	58,085,114	1,045,429

4